                        UNITED COMMUNITY FINANCIAL CORP.

                                   EXHIBIT 11

COMPUTATIONS OF EARNINGS PER COMMON SHARE

                                                  Three Months Ended                            Nine Months Ended
                                                     September 30,                                September 30,
                                          ------------------------------------          ----------------------------------
                                               1999              1998 (2)                   1999               1998
                                          ---------------    -----------------          -------------    -----------------
                                                (Dollars in thousands,                       (Dollars in thousands,
                                                except per share data)                       except per share data)
BASIC EARNINGS PER SHARE(1):
Net (loss) income                              $ (1,942)            $ (1,608)                $ 8,485                  N/A
                                          ===============    =================          ============          ===========
Basic earnings per share                        $ (0.06)             $ (0.05)                  $0.25                  N/A
                                          ===============    =================          ============          ===========
Weighted average number of common shares
outstanding                                   34,045,813           33,768,789             33,934,302                  N/A
                                          ===============    =================          ============          ===========

                                                  Three Months Ended                            Nine Months Ended
                                                     September 30,                                September 30,
                                          ------------------------------------          ----------------------------------
                                               1999              1998 (2)                 1999                 1998
                                          ---------------    -----------------          ----------       -----------------
                                                (Dollars in thousands,                       (Dollars in thousands,
                                                except per share data)                       except per share data)
DILUTED EARNINGS PER SHARE  (1):
Net (loss) income                              $ (1,942)            $ (1,608)                $ 8,485                  N/A
                                          ===============    =================          ============          ===========
Diluted earnings per share                      $ (0.06)             $ (0.05)                 $ 0.25                  N/A
                                          ===============    =================          ============          ===========
Weighted average number of common shares
outstanding - basic                           34,045,813           33,768,789             33,934,302                  N/A
Dilutive effect                                  352,753                    0                118,876                  N/A
Weighted average number of common shares
outstanding - dilutive                        34,398,566           33,768,789             34,053,178                  N/A
                                          ===============    =================          ============          ===========

(1) For the purpose of displaying earnings per share, it is assumed the Conversion took place as of July 1, 1998. Earnings per share for all periods are not presented as there was no common stock issued or outstanding.

(2) As restated for the acquisition of Butler Wick. See Note 3 to the consolidated financial statements.

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